Exhibit 99.1

JOINT PRESS RELEASE

Phoenix Color Corp.	ALJ Regional Holdings, Inc.
Hagerstown, Maryland	New York, NY

PHOENIX COLOR CORP. ACQUIRES MOORE-LANGEN PRINTING COMPANY FROM LSC COMMUNICATIONS, INC.

HAGERSTOWN, MD, September 21, 2017 – Phoenix Color Corp. (“Phoenix”), a wholly-owned subsidiary of ALJ Regional Holdings, Inc. (Nasdaq: ALJJ) (“ALJ”), announced today that it has entered into an asset purchase agreement to acquire the assets of Moore-Langen Printing Company, Inc. (“Moore-Langen”) in Terre Haute, Indiana from LSC Communications, Inc. (NYSE: LKSD) (“LSC”).

ALJ and Phoenix expect to finance the acquisition by amending ALJ’s existing term loan with Cerberus Business Finance, LLC (“Cerberus”), selling an aggregate of $1.5 million of ALJ common stock in a private offering to two investors who are unaffiliated with ALJ, and using $1.0 million in proceeds received from the recent stock option exercise by Jess Ravich, Executive Chairman of ALJ.

Marc Reisch, Executive Chairman of Phoenix, stated “Our acquisition of Moore-Langen continues our commitment to book manufacturing, further extending our industry leading book component capabilities.  We are pleased to also be entering into a long-term supply agreement with LSC.”  Mr. Ravich added, “We continue to focus on targeted acquisitions, which are accretive to our business and provide long-term value for all our stakeholders.”

Moore-Langen has a history in the printing business dating back to 1864. David McCree, President of LSC's Book division, commented, "LSC is pleased to grow our strategic relationship with Phoenix. We see this transaction adding mutual value to our abilities to better service our book publishing clients and their businesses."

About Phoenix Color Corp.

Phoenix is a premier full-service, full-color printer with over 30 years of superior print experience. Drawing on a broad spectrum of materials and decorative technologies, Phoenix produces memorable, value-added components, heavily-illustrated books, cut and stack labels, folding cartons and specialty commercial products.

About ALJ Regional Holdings, Inc.

ALJ is the parent company of Faneuil, Inc., a leading provider of outsourcing and co-sourced services to both commercial and government entities in the healthcare, utility, toll and transportation industries; Floors-N-More, LLC, dba Carpets N' More, one of the largest floor covering retailers in Las Vegas and a provider of multiple finishing products for commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with four retail locations; and Phoenix, a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements including the words “will” and “expect” and similar expressions. These statements include, but are not limited to, statements regarding our expectations regarding the completion of the acquisition, the financing of the acquisition and the business and operations of Phoenix following the acquisition.  You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially are discussed in ALJ’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC's website at www.sec.gov. All forward-looking statements in this release are made as of the date hereof and ALJ does not assume any obligation to update any forward-looking statement.

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